UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On December 21, 2009, at a special meeting of shareholders of Chipotle Mexican Grill, Inc., the shareholders of Chipotle approved an Amended and Restated Certificate of Incorporation providing for (1) the conversion all outstanding shares of Chipotle Class B common stock into shares of Chipotle Class A common stock, (2) the renaming of the Class A common stock as “common stock,” and (3) the elimination of certain provisions of Chipotle’s prior Restated Certificate of Incorporation relating to Chipotle’s previous dual-class common stock structure, the ownership interest formerly held in Chipotle by a majority investor, and certain other historical matters. Following receipt of shareholder approval at the special meeting, the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and is now effective.

As a result of the conversion of shares of Class B common stock into shares of the class now titled “common stock” and the other changes described above and effected by the Amended and Restated Certificate of Incorporation, holders of each outstanding share of common stock are entitled to cast one vote per share on any matters subject to a shareholder vote. Holders of shares of Class B common stock were entitled to 10 votes per share, subject to exceptions, prior to the share conversion. In addition, holders of the common stock will all vote as a single class of stock on any matters subject to a shareholder vote. Holders of the former Class A common stock and Class B common stock were previously entitled to separate class voting rights in certain circumstances, and those class voting rights were eliminated with the share conversion.

The conversion has no impact on the economic equity interests of holders of common stock, including with regard to dividends, liquidation rights or redemption, regardless of whether holders previously held shares of Class A common stock or Class B common stock.

Effective December 22, 2009, all shares of the common stock began trading as a single class on the New York Stock Exchange under the ticker symbol “CMG.” As a result of the conversion, trading of the Class B common stock under the ticker symbol “CMG.B” was suspended prior to opening of the NYSE on December 22, 2009. The CUSIP number of the Common Stock is the same as the prior Class A common stock, 169656 105.

Item 8.01	Other Events.

On December 21, 2009, Chipotle issued a press release announcing shareholder approval and effectiveness of the share conversion and related matters described in Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A/A filed by Chipotle on December 16, 2009).

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated December 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

December 22, 2009	By:	/s/ JOHN R. HARTUNG
	Name:	John R. Hartung
	Title:	Chief Financial Officer

Exhibit Index

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A/A filed by Chipotle on December 16, 2009).

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated December 21, 2009